Exhibit 99.1

EVERI LAUNCHES PRIVATE OFFERING OF $400.0 MILLION
SENIOR UNSECURED NOTES DUE 2029

LAS VEGAS – JUNE 28, 2021 - Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology and player loyalty solutions, announced today it intends to offer, subject to market and other conditions, $400.0 million in aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) in a private offering. The Notes will be guaranteed on a senior unsecured basis by the Company and certain of the Company’s direct and indirect domestic subsidiaries.

The Company intends to use the proceeds from the Notes to redeem in full its 7.50% Senior Unsecured Notes due 2025 and to pay related fees and expenses and, upon consummation of the credit facility refinancing described below, to repay a portion of the borrowings outstanding under its existing credit facilities.

Following the closing of the offering, the Company intends to enter into certain new credit facilities, the proceeds of which, together with cash on hand, are intended to be used to repay in full the remaining outstanding borrowings under its existing credit facilities (the “Credit Facility Refinancing”). The consummation of the offering of Notes is not conditioned upon the consummation of the Credit Facility Refinancing.

The Notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the guarantees thereof will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation; or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “intends,” “expect,” “plan,” “well positioned,” “believe,” “goal,” “target,” “future,” “estimate,” “anticipate,” “seek,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

About Everi
Everi’s mission is to be the industry leader by reimagining the gaming experience. With a focus on player engagement and helping casino customers operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also the preeminent provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software.

Investor Relations Contacts:
Everi Holdings Inc.	JCIR

William Pfund	Richard Land, James Leahy
SVP, Investor Relations	212-835-8500 or evri@jcir.com
702-676-9513 or William.pfund@everi.com
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